EXHIBIT 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED LETTER AGREEMENT

This Amendment No. 1 to Amended and Restated Letter Agreement is dated effective as of January 31, 2013 (“Effective Date”) between MANITEX LIFTKING, ULC, an Alberta corporation (the “Company”) and COMERICA BANK (“Bank”), a Texas banking association and authorized foreign bank under the Bank Act (Canada).

Company and Bank entered into an Amended and Restated Letter Agreement dated December 23, 2011, (“Letter Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Company (“Indebtedness”). Company and Bank have agreed to amend the terms of the Letter Agreement as provided in this Amendment.

Accordingly, Company and Bank agree as follows:

1. Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Letter Agreement.

2. Amendments. The Letter Agreement is amended as follows:

(a) The following terms and their respective definitions in Section 1(a) of the Letter Agreement are hereby amended in their entirety as follows:

“EDC Guarantee” means the guarantee provided by EDC under their export guarantee program which guarantee is in full force and effect with a scheduled maturity date more than 45 days after the date of the first Request for Advance submitted for a Guaranteed Contract for which no previous Request for Advance was submitted, which guarantee may be amended, extended, restated or replaced from time to time.

“Specialized Equipment Export Master Note” means the amended and restated specialized equipment export master revolving note, in the original principal amount of US$2,000,000 (or the Equivalent Amount in Canadian Dollars), executed and delivered by Company to Bank, dated January 31, 2013, as same may be extended, amended, modified, and/or restated from time to time.

“Working Capital Note” means the US$6,500,000 working capital note, executed and delivered by Company to Bank, dated December 23, 2011, as amended by that Amendment No. 1 to Note dated August 10, 2012, increasing the face amount thereof to US$8,000,000 (or the Equivalent Amount in Canadian Dollars), as same may be extended, amended, modified and/or restated from time to time.

(b) The following term and its definition is hereby added to Section 1(a) of the Letter Agreement in the appropriate alphabetical order:

“Equivalent Amount” has the meaning ascribed thereto in the Specialized Equipment Export Master Note.

3. Representations. Company agrees that:

(a) Except as expressly modified in this Amendment, (a) the representations and warranties set forth in the Letter Agreement and in each related document, agreement, and instrument remain true and correct in all respects, except to the extent that they expressly speak as of a specific prior date, and (b) the covenants set forth in the Letter Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(b) When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Company enforceable in accordance with its terms.

(c) The Corporate Resolutions and Incumbency Certification of the Company dated as of December 23, 2011 remains in full force and effect, has not been amended, repealed or rescinded in any respect and may continue to be relied upon by Bank until written notice to the contrary is received by Bank, the officers named therein continue to hold those offices, the Company continues to be in good standing under the laws of the Alberta.

(d) There is no default continuing under the Letter Agreement, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

4. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of all of the following:

(a) this Amendment and such other agreements and instruments reasonably requested by Bank pursuant hereto including the documents listed on the Closing Checklist attached hereto as Exhibit A, each duly executed by Company and Corporate Guarantor, as applicable;

(b) receipt of a signed copy of an extension to the existing EDC Guarantee or a restated version of the EDC Guarantee which such agreement shall extend the maturity date of the EDC Guarantee to a date no earlier than April 1, 2014; and

(c) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

5. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any note, mortgage, security agreement, or other document, instrument, or agreement evidencing, securing or relating to the Indebtedness or the Letter Agreement (“Loan Documents”). This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Letter Agreement.

6. Ratification. Except for the modifications under this Agreement, the parties ratify and confirm the Letter Agreement and the Loan Documents and agree that they remain in full force and effect.

7. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Company and Bank. In executing this Amendment, Company is not relying on any promise or commitment of Bank that is not in writing signed by Bank.

8. Confirmation of Lien Upon Collateral. Company acknowledges and agrees that the obligations of Company under the Letter Agreement, the Loan Documents, any other agreement between Company and Bank, any other agreement by Company in favor of Bank and the individual advances under the Liabilities (collectively “Obligations”) are secured by the Collateral (as defined in the Security

Agreement by Company in favor of Bank dated on or about December 29, 2006, as amended form time to time (“Company Security Agreement”)) and that the Company Security Agreement constitutes valid, legal, and binding agreements and obligations of Company. The Collateral (as defined in the Security Agreement) is and shall remain subject to and encumbered by the lien, charge, and encumbrance of any applicable Loan Document, and nothing herein contained shall affect or be construed to affect the lien or encumbrance created by any applicable Loan Document respecting the Collateral, or its priority over other liens or encumbrances.

9. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

10. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the Province of Ontario, without regard to principles of conflicts of law.

11. No Defenses. Company acknowledges, confirms, and warrants to Bank that as of the date hereof Company has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Letter Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

12. Expenses. Company shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

13. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement.

[end of amendment – signature page follows]

This Amendment No. 1 to Amended and Restated Letter Agreement is executed and delivered as of the Effective Date.

COMERICA BANK		MANITEX LIFTKING, ULC

By:	/s/ Omer Ahmend	By:	/s/ David H. Gransee
Name: Omer Ahmed		Name: David H. Gransee
Its: Portfolio Manager		Its: VP & CFO

Exhibit A

[Attach Closing Checklist]